[*CONFIDENTIAL TREATMENT REQUESTED]

                      Operating Agreement
                               of
                     VSC TECHNOLOGIES, LLC
             (A Delaware Limited Liability Company)

                    DATED: October 10, 2002


THE LLC MEMBERSHIP INTERESTS REPRESENTED BY THIS OPERATING AGREEMENT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE NORTH CAROLINA SECURITIES ACT, OR SIMILAR LAWS OR ACTS OF OTHER STATES IN RELIANCE UPON EXEMPTIONS UNDER THOSE ACTS. THE SALE OR OTHER DISPOSITION OF THE MEMBERSHIP INTERESTS IS RESTRICTED AS STATED IN THIS OPERATING AGREEMENT, AND IN ANY EVENT IS PROHIBITED UNLESS THE LLC RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT AND ITS COUNSEL THAT SUCH SALE OR OTHER DISPOSITION CAN BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES ACTS AND LAWS. BY ACQUIRING THE MEMBERSHIP INTEREST REPRESENTED BY THIS OPERATING AGREEMENT, THE MEMBER REPRE SENTS THAT IT WILL NOT SELL OR OTHERWISE DISPOSE OF ITS MEMBERSHIP INTERESTS WITHOUT REGISTRATION OR OTHER COMPLIANCE WITH THE AFORESAID ACTS AND THE RULES AND REGULATIONS ISSUED THEREUNDER.

                      OPERATING AGREEMENT

                               OF

                     VSC TECHNOLOGIES, LLC


       THIS OPERATING AGREEMENT of VSC TECHNOLOGIES, LLC (the "Company"), a limited liability company organized pursuant to the Delaware Limited Liability Company Act, is executed effective as of the date set forth on the cover page of this Agreement, by and among the Company and the Persons executing this Agreement as Members (as defined below).

       WHEREAS, the Members have entered into that certain
Master Agreement of even date herewith, pursuant to which the Members, among other things, agreed to enter into this Operating
Agreement;


                           ARTICLE I
                    FORMATION OF THE COMPANY

    1.1.Formation. The Company was formed on October 2, 2002, upon the filing with the Secretary of State of the Certificate of Formation of the Company. In consideration of the mutual premises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the rights and obligations of the parties and the administration and termination of the Company shall be governed by this Agreement, the Master Agreement, Certificate of Formation and the Act.

    1.2.Name. The name of the Company is VSC Technologies, LLC. The Members may change the name of the Company from time to time as they deem advisable, provided appropriate amendments to this Agreement and the Certificate of Formation and necessary filings under the Act are first obtained.

    1.3.Registered Office and Registered Agent. The Company's registered office within the State of Delaware and its registered agent at such address shall be as determined by the Members.

    1.4.Principal Place of Business. The principal place of business of the Company shall be at such place or places as the Members may from time to time deem necessary or advisable.

    1.5. Purposes and Powers.

       (a) The purpose and business of the Company shall be to engage in the ownership, development, licensing and commercialization of the VSCr Technology (as hereinafter defined).

       (b) The Company shall have any and all powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company as set forth in 1.5(a) above, to the extent the same may be legally exercised by limited liability companies under the Act.

    1.6.Term. The Company shall continue in existence until the close of the Company's business on October 2, 2091, as specified in the Company's Certificate of Formation, unless the Company is earlier dissolved and its affairs wound up in accordance with the provisions of this Agreement or the Act.

    1.7.Nature of Members' Interests. The interests of the Members in the Company shall be personal property for all purpos es. Legal title to all Company assets shall be held in the name of the Company. Neither any Member nor a successor, representa tive, or assign of such Member, shall have any right, title, or interest in or to any Company property except as expressly provided in this Agreement, the License Agreements and the Escrow Agreement or the right to partition any Property owned by the Company.


                           ARTICLE II
                          DEFINITIONS

    2.1.Definitions. The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided herein):

       "Act" means the Delaware Limited Liability Company Act, as amended from time to time.

       [***]

       "Additional Contribution" shall have the meaning given such term in Section 6.2.2 and includes the payments referenced in Section 7.10.4.

       "Additional Technology" shall have the meaning given such term in Section 7.1.3.

       "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital
Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

       (i) Credit to such Capital Account any amounts to which such Member is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections
         1.704-2(g)(1) and 1.704-2(i)(5); and

       (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4),
         1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6) of
         the Treasury Regulations.

       The foregoing definition of Adjusted Capital Account Def icit is intended to comply with the provisions of Section
1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

       "Administrative Costs" shall mean general costs expended by the Company for the operation of the Company (other than the VSC Development Costs and the VSC Direct Development Costs), such as attorneys and accountants fees, general filing fees, supplies, rent, employees, and other costs directly attributable to administration and operating costs of the Company, plus any amounts the Members determine should be attributable to reserves.

[*CONFIDENTIAL TREATMENT REQUESTED]

       "Affiliate" of a specified Person means (i) any Person directly or indirectly controlling, controlled by or under common control with the specified Person; (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting securities of the specified Person; (iii) any officer, director, or partner of the specified Person; or (iv) if the specified Person is an officer, director, or partner, any entity for which the specified Person acts in such capacity.

       "Agreement" means this Operating Agreement, as it may be amended from time to time.

       "Certificate of Formation" means the Certificate of Formation of the Company filed with the Secretary of State, as amended or restated from time to time.

       "Capital Account" means the account maintained by the Company for each Member in accordance with the following provi sions:

       (i) A Member's Capital Account shall be credited with the Member's Capital Contributions, the amount of any Company liabilities assumed by the Member (or which are secured by Company property distributed to the Member), the Member's allocable share of Profit and any item in the nature of income or gain specially allocated to such Member pursuant to the provisions of Article VI (other than Section 6.3.3); and

       (ii) A Member's Capital Account shall be debited with the amount of money and the fair market value of any Com pany property distributed to the Member, the Member's allocable share of Loss, and any item in the nature of expenses or losses specially allocated to the Member pursuant to the provisions of Article VI (other than Section 6.3.3).

       If any Membership Interest is transferred pursuant to the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent the Capital Ac count is attributable to the transferred Membership Interest. If the book value of Company property is adjusted pursuant to Sec tion 6.3.3, the Capital Account of each Member shall be adjusted to reflect the aggregate adjustment in the same manner as if the Company had recognized gain or loss equal to the amount of such aggregate adjustment. It is intended that the Capital Accounts of all Members shall be maintained in compliance with the provisions of Regulation Section 1.704-1(b), and all provisions of this Agreement relating to the maintenance of Capital Accounts shall be interpreted and applied in a manner consistent with that Regu lation.

       "Capital Contribution" means the total amount of cash and the fair market value of any other assets or services contributed (or deemed contributed under Regulation Section 1.704-1(b)(2)(iv)
(d)) to the Company by a Member, net of liabilities assumed or to which any such assets are subject, including, but not limited to, Program Capital Contributions.

       "Capital Transaction" means any transaction not in the ordinary course of business which results in the Company's re ceipt of cash or other consideration other than Capital Contribu tions, including, without limitation, proceeds of sales or ex changes or other dispositions of property not in the ordinary course of business, financings, refinancings, condemnations, recoveries of damage awards, and insurance proceeds.

       "Cash Flow" shall mean cash flow from operations.

       "Change in Control" means the occurrence of any of the following:

       (a) any Person hereinafter an "Acquiring Person" becomes the beneficial owner directly or indirectly, of securities of a Member representing fifty percent (50%) or more of the combined voting power of the then outstanding securities; or

       (b) an Acquiring Person becomes the beneficial owner, directly or indirectly of securities of a Member representing twenty-five percent (25%) or more of the combined voting power of the Member's then outstanding securities and, during the two-year period commencing at the time such Acquiring
          Person becomes the beneficial owner of such securities, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof.

       "Code" shall mean computer programming code and any other machine processable material necessary to complete the computer programming code. "Object Code" and "Executable Code" shall each mean the machine readable form of the Code. "Source Code" shall mean the human readable form of the Code and shall include any embedded explanatory comments.

       "Company Cash Flow" for any period means the excess, if any, of (A) the sum of (i) all cash revenues from any source for such period, other than from Company loans, Capital Transactions, Capital Contributions, and (ii) any funds released by the Company from previously established reserves, over (B) the sum of (i) all cash expenses paid by the Company for such period, (ii) all amounts paid by the Company in such period on account of the amortization of the principal of any debts or liabilities of the Company (including loans from any Member), (iii) capital expenditures of the Company, and (iv) a reasonable reserve for future expenditures as provided by Section 12.2; PROVIDED, HOW EVER, that the amounts referred to in (B) (i), (ii), and (iii) above shall be taken into account only to the extent not funded by Capital Contributions, loans, or paid out of previously estab lished reserves. Such term shall also include all other funds deemed available for distribution and designated as Company Cash Flow by the Members.

       "Contribution Percentage" for any particular Member in any fiscal year means (a) the sum of that Member's Program
Capital Contributions and Revenue Contributions divided by (b) the sum of Program Capital Contributions and Revenue
Contributions for all Members.

       "Control" shall mean possession of the ability to grant a license or sublicense.

       [***]

       "Costs" means the sum of (i) the VSC Development Costs,
(ii) the VSC Direct Development Costs, (iii) the Administrative
Costs, and (iv) the Marketing Costs.

       [***]

       "Disinterested Member" means a Member who is not related (within the meaning of Section 267(b) of the IRC or Section 707(b)(1) of the IRC) to either the Member whose Membership Interest is to be transferred as provided in Article VIII or the proposed transferee of such Membership Interest.

       "Documentation" shall mean textual and/or graphic material, perceivable directly by humans and/or with the aid of a device or machine.

       "Education Market" shall mean customers (including, but not limited to, educational testing companies, private and governmental departments of education and colleges, universities and similar institutions) which conduct testing, surveys or otherwise collect and/or archive information in or for educational systems or institutions.

       "Encumbrance" shall mean any lien, pledge, encumbrance, collateral assignment or hypothecation.

       "Enforcement Action" shall have the meaning given such term in Section 7.11.

       "Escrow Agreement" shall mean the Escrow Agreement among TMS, MI, the Company and DSI Technology Escrow Services, Inc.

       "Executable Code" shall have the meaning given under the term "Code" above.

       "Field" means the market for delivering products and/or services for the purpose of scoring and measuring the results of constructed response and selected response answers against predefined criteria and for archiving and exploiting stored images.

       "Fiscal Year" means an annual accounting period ending
December 31 of each year during the term of the Company, unless otherwise specified by the Members.

       "Improvements" means all modifications, variations and/or
Releases of VSC Technology.

       "Invention" means any writings, inventions, discoveries or Improvements.

       "IRC" means the Internal Revenue Code of 1986, as amended from time to time (and any corresponding provisions of succeeding law).

       "License Agreements" means the TMS VSC License Agreement,
MI VSC License Agreement, LLC DMR License Agreement, and the MI
DMR License Agreement.

[*CONFIDENTIAL TREATMENT REQUESTED]

       [***]

       "LLC DMR License Agreement" means the LLC DMR License
Agreement between TMS and LLC as described in the Master
Agreement.

       "Majority in Interest" means a combination of any Members who, in the aggregate, own more than fifty percent (50%) of the Membership Interests of all Members.

       "Manager" means each Member of the Company in its capaci ty as a manager of the Company. "Managers" refers to such Persons as a group.

       "Marketing Costs" means all costs incurred in connection with the performance of Marketing Services, including, but not limited to, costs related to direct calling, on-site presentations, software demonstrations, pilot projects, installation, training and contracting, but shall not include general overhead and administrative services for the same.

       "Marketing Services" means the services performed by either Member in marketing and selling VSC Products to customers in the Education Market, but does not include general overhead and administrative costs for such services.

       "Master Agreement" shall mean that certain Master
Agreement dated October 10, 2002, by and among TMS, MI and the Company.

       "Material Discrepancy" shall mean where, for any period of reporting of Program Costs by TMS, the amount of Program Costs stated by TMS are overstated by an amount greater than five thousand dollars ($5,000) for any quarter; twenty thousand dollars ($20,000) for any one calendar year; or fifty thousand dollars ($50,000) for all fiscal years preceding the time of determining the amount of overstatement.

       "Member" means each Person designated as a member of the Company in Section 4.1 or any other Person admitted as a member of the Company in accordance with this Agreement. "Members" refers to such Persons as a group.

       "Membership Interest" means all of a Member's rights in the Company, including without limitation, the ownership interest set forth in Section 4.1, the right to receive distributions of the Company's assets as provided in this Agreement, any right to vote and any right to participate in the management of the Company as provided in the Act and this Agreement.

[*CONFIDENTIAL TREATMENT REQUESTED]

       "MI" means Measurement Incorporated, a North Carolina corporation.

       "MI DMR License Agreement" means the MI DMR License and
Services Agreement between TMS and MI described in the Master
Agreement.

       "MI Rights" shall have the meaning given in Section 11.3.

       "MI VSC License Agreement" means the MI VSC License and
Services Agreement among the Company, TMS and MI described in the Master Agreement.

       "Minimum Gain" means gain as defined in Treasury Regula tions Section 1.704-2(d).

       "Non-VSC Software" shall mean the software identified as such in Schedule I-B.

       "Non-VSC Technology" means the Technology representing
Non-VSC Software.

       "Non-VSC Trademarks" means trademarks associated with Non-
VSC Software.

       "Offered Interest" shall have the meaning given in
Section 8.2.1.

       "Patent Rights" shall mean any patents, patent applications, certificates of invention, or applications for certificates of invention, together with any extensions, registrations, confirmations, reissues, divisions, continuations or continuations-in-part, reexaminations or renewals thereof, that may be sought throughout the world.

       "Percentage Interest" means the percentage which the Capi tal Contributions of a Member to the Company bears to the Capital
Contributions of all Members.

       "Person" means an individual, a trust, an estate, a do mestic corporation, a foreign corporation, a professional corpo ration, a partnership, a limited partnership, a limited liability company, a foreign limited liability company, an unincorporated association or another entity.

       "Product Marks" means the VSC Trademarks and other trademarks of the Company.

        "Profit" and "Loss" mean, for each taxable year of the Company (or other period for which Profit or Loss must be comput ed) the Company's taxable income or loss determined in accordance with IRC Section 703(a), with the following adjustments:

       (i) All items of income, gain, loss, deduction, or credit required to be stated separately pursuant to IRC
         Section 703(a)(1) shall be included in computing taxable income or loss;

       (ii) Any tax-exempt income of the Company, not otherwise taken into account in computing Profit or Loss, shall be included in computing taxable income or loss;

       (iii)Any expenditures of the Company described in IRC
          Section 705(a)(2)(B) (or treated as such pursuant to Regulation Section 1.704-1(b)(2)(iv)(i)), and not other wise taken into account in computing Profit or Loss, shall be subtracted from taxable income or loss;

       (iv)Gain or loss resulting from any taxable disposition of Company property shall be computed by reference to the adjusted book value of the property disposed of, notwithstanding the fact that the adjusted book value differs from the adjusted basis of the property for federal income tax purposes;

       (v) In lieu of the depreciation, amortization, or cost recovery deductions allowable in computing taxable income or loss, there shall be taken into account the depreciation computed based upon the adjusted book value of the asset; and

                       (vi)     Notwithstanding any other provision
          of this definition, any items which are specially allo cated pursuant to Section 6.3 hereof shall not be taken into account in computing Profit or Loss.

       "Program" means the collaborative effort of TMS and MI, on behalf of the Company, as set forth in Schedule II-A and Schedule II-B for the development of Virtual Scoring Center software products utilizing the VSC Technology, and as the Program may be revised from time to time as may be agreed upon by TMS and MI.

       "Program Budget" means the annual budget for the Program as described in Section 5.2.1.

       "Program Capital Contributions" means the capital contributions by Members as provided in Section 5.2.2.

       "Program Costs" means all VSC Development Costs, VSC Direct Development Costs, Administrative Costs and Marketing Costs. In no event shall Program Costs include costs associated with development of image processing applications using TMS DMR software development tool kits, which shall be solely the responsibility of TMS.

       "Program Management Team" shall have the meaning given in
Section 7.3.3.

       "Program Patent Rights" means any Patent Rights related to Program Technology which arise during the term of this Agreement or owned or controlled by either Member prior to the effective date of this Agreement and which are subject to any license agreement.

       "Program Inventions" means any Inventions made pursuant to the Program.

       "Program Technology" means Technology developed by either
Member pursuant to the Program.

       "Proposed Transferee" shall have the meaning given in
Section 8.2.1.

       "Release" shall mean any official issuance of the VSC Technology and the most recent version of the Non-VSC Technology that is applicable to the VSC Technology, including any new version, error correction, revision, enhancement, improvement, and modification by the Company.

       (i) Update Release shall mean issuance of the VSC Technology and the most recent version of the Non-VSC Technology that is applicable to the VSC Technology and that contains corrections to errors ("bug fixes"). Update Release shall be denoted by a change to the one-hundredths digit to the right of the decimal point in the then current version of the VSC Technology and/or the Non-VSC Technology (x.x(x)).

       (ii) Upgrade/Enhancement Release shall mean an improvement to an existing VSC Technology and/or the most recent version of the Non-VSC Technology that is applicable to the VSC Technology and that is intended to extend the life or improve through enhanced performance of features and functions and is denoted by a change to the digit(s) to the right of the decimal point (x.(x)x) or by a change to the digit(s) to the left of the decimal point ((x.)xx) in the then current version of the VSC Technology and/or the Non-VSC Technology.

       "Revenue Contributions" for any particular Member shall mean, for any particular Company year, the sum of all royalties or other payments by such Member to the Company during such year, plus a percentage of all Company revenue derived outside of royalties or other payments under licenses to Members equal to such Member's Membership Interest.

       "Revenue Rebate Allocation" shall have the meaning given in Section 6.2.1.

       "Securities Act" shall have the meaning given in Section
8.2.6.

       "Secretary of State" means the Secretary of State of the State of Delaware.

       [***]

[*CONFIDENTIAL TREATMENT REQUESTED]

       "Source Code" shall have the definition given under the term "Code" above.

       "Tax Matters Manager" means the Member designated by the Members as the "tax matters partner," as that term is defined in the IRC.

       "Technology" shall mean Inventions, whether patentable or not, trade secrets, copyrights, Code, Source Code, know-how, data, and Documentation.

       "Territory" means the world.

       "Third Party" shall mean any entity other than the LLC, TMS or MI and their respective Affiliates.

       "TMS" means TMS, Inc., an Oklahoma corporation, d/b/a TMS
Sequoia.

       "TMS Distribution Deficiency" shall have the meaning given in Section 6.2.2(a).

       "TMS VSC License Agreement" means the TMS VSC License
Agreement by and between the Company and TMS as described in the Master Agreement.

       "TMS Patent Rights" means any worldwide Patent Rights of
TMS with respect to the VSC Technology.

       "TMS Rights" shall have the meaning given such term in
Section 7.1.1.

       "Transfer" means sell, assign, transfer, lease, or other wise dispose of property, including without limitation an inter est in the Company.

       "Transfer Request" shall have the meaning given in
Section 8.2.1.

       "Transferor" shall have the meaning given in Section
8.2.1.

       "Treasury Regulations" means the Income Tax Regulations and Temporary Regulations promulgated under the IRC, as such regu lations may be amended from time to time (including corresponding provisions of succeeding regulations).

       "VSC Development Costs" shall mean the costs paid by the Company for the continued development of the VSC Technology pursuant to the Program. VSC Development Costs shall initially be the cost of TMS's VSC Development Services as provided by TMS pursuant to Section 5.1 of this Agreement. All VSC Development Costs must be directly related to the VSC Technology.

       "VSC Development Services" means the services performed or to be performed by either Member in furtherance of the Program.

       "VSC Direct Development Costs" means the direct costs expended by the Company for the continued development and maintenance of the VSC Technology, excluding the VSC Development Costs. VSC Direct Development Costs include, but are not limited to, costs associated with patents, trademarks and intellectual property rights, and other direct costs of the Company related to the VSC Technology.

       "VSC Products" shall mean: (i) products which utilize or incorporate VSC Technology and/or Program Technology, or (ii) products that are within the coverage of one or more claims of the Company's Patent Rights.

       "VSC Services" means services performed utilizing VSC
Technology or VSC Products.

       "VSC Technology" means the Technology and TMS Patent
Rights representing the "Virtual Scoring Center" (VSCr) listed in
Schedule I-A as of the date of this Agreement, and all Improvements and Patent Rights thereto.

       "VSC Technology Package" shall mean (a) a complete copy in machine readable form of the Source Code and Executable Code of the VSC Technology; (b) a complete copy of any existing Documentation of the VSC Technology; and (c) complete instructions for compiling and linking every part of the Source Code of the VSC Technology into Executable Code, for purposes of enabling verification of the completeness of the Source Code. Such instructions shall include precise identification of all compilers, library packages and linkers used to generate Executable Code.

       "VSC Trademarks" shall mean the trademarks set forth in
Schedule I-A and the goodwill associated therewith.

                          ARTICLE III
                   MANAGEMENT OF THE COMPANY

    3.1. Management by Members. Each Member of the Company, by virtue of its status as a Member, shall also be a Manager of the Company for all purposes. [***]The Members may elect or re tain one or more assistant Managers, agents, or officers who may, but need not be, Members of the Company, with such titles, du ties, and compensation as may be designated by the Members, sub ject to any applicable restrictions specifically provided in this Agreement or contained in the Act. The Members may delegate re sponsibility for the day-to-day management of the Company to any individual Member or other Person who shall have and exercise on behalf of the Company all powers and rights necessary or conve nient to carry out such management responsibilities.

[*CONFIDENTIAL TREATMENT REQUESTED]

    3.2. Representation. Unless otherwise agreed by a unanimous vote of the Members, for purposes of any act or consent of the Members acting as Members or Managers, MI shall be represented by Dr. Henry H. Scherich, or such other person acting in his or her capacity as President of MI, and TMS shall be represented by Deborah L. Klarfeld, President, of TMS, or such other person acting in his or her capacity as President of TMS.

[***]

[*CONFIDENTIAL TREATMENT REQUESTED]

    3.4.    Compensation and Expenses.

       3.4.1. In General. The Members shall not receive any compensation from the Company for serving as Managers, but the Company will reimburse Members for all direct, out of pocket expenses reasonably incurred by the Members and paid to third parties (who are not Affiliates thereof) in connection with their service as Managers which are not otherwise reimbursed pursuant to this Agreement. Nothing con tained in this Section is intended to affect the Percentage Interest of the Members or the amounts that may be payable to them by reason of their respective Percentage Interests.

       3.4.2. TMS Accounting Service Fee. The Company shall pay TMS for its financial record keeping and reporting services attributable to the Program and the operations of the Company, so long as such services are provided by TMS. The amount of compensation payable to TMS for such financial services is $1,000 per month. TMS shall be paid no later than thirty (30) days following the end of the prior month. Nothing contained in this Section is intended to affect the Percentage Interest of the Members or the amounts that may be payable to them by reason of their respective Percentage Interests.

    3.5. Indemnification of Members for Management Services. The Company shall indemnify the Members in connection with their services as Managers of the Company to the fullest extent permit ted or required by the Act, as amended from time to time, and the Company may advance expenses incurred by a Member upon the ap proval of the remaining Members and the receipt by the Company of the signed statement of such Member agreeing to reimburse the Company for such advance in the event it is ultimately determined that such Member is not entitled to be indemnified by the Company against such expenses.

    3.6. Limitation on Liability. No Member of the Company shall be liable to the Company for monetary damages for an act or omission in such Member's capacity as a Manager, except as pro vided in the Act for (i) acts or omissions which a Member knew at the time of the acts or omissions were clearly in conflict with the interests of the Company; (ii) any transaction from which a Member derived an improper personal benefit; or (iii) acts or omissions occurring prior to the date this provision becomes effective. If the Act is amended to authorize further elimination of or limitations on the liability of Members as Managers, then the liability of Members shall be eliminated or limited to the fullest extent permitted by the Act as so amended. Any repeal or modification of this Section shall not adversely affect the right or protection of a Member existing at the time of such repeal or modification.

    3.7.    Liability for Return of Capital Contribution.  The
Members shall not be liable for the return of the Capital
Contributions of the Members and upon dissolution of the Company the Members shall look solely to the assets of the Company except as provided in Section 10.5.

    3.8. Consent. The Members hereby consent to the execution and delivery by the Company of the License Agreements and the Escrow Agreement. Each Member shall refer any Person interested in the use or license of the VSC Technology within the Education Market to the Company. A license agreement with such a Person shall require the unanimous consent of the Members. In no event shall a Transfer or a withdrawal by a Member affect the License Agreements or the Escrow Agreement.

    [***]


                           ARTICLE IV
               RIGHTS AND OBLIGATIONS OF MEMBERS

    4.1. Names and Addresses of Members. The names, addresses, and Membership Interests of the Members are as follows:

Member                           Membership Interest
Measurement Incorporated         50%
423 Morris Street
Durham, North Carolina 27701

TMS, Inc., d/b/a TMS Sequoia     50%
206 West Sixth Avenue
Stillwater, Oklahoma 74074


    4.2. Limited Liability. The Members shall not be required to make any contribution to the capital of the Company except as set forth in Article V, nor shall the Members in their capacity as such be bound by, or personally liable for, any expense, liability, or obligation of the Company except to the ex tent of their interests in the Company and the obligation to return distributions made to them under certain circumstances as required by the Act. The Members shall be under no obligation to restore a deficit capital account upon the dissolution of the Company or the liquidation of any of their Membership Interests.

    4.3.    Bankruptcy or Incapacity of a Member.
Notwithstanding anything in this Agreement to the contrary, a Member shall cease to have any power as a Member or Manager, any voting rights or rights of approval hereunder upon bankruptcy, insolvency, dissolution or assignment for the benefit of credi tors or any Buy-Sell Event (as defined in Section 9.1); and the Member, its personal representative, estate, or successor upon the occurrence of any such event shall have only the rights, powers, and privileges of a transferee enumerated in Section 8.3, and shall be liable for all obligations of the Member under this Agreement. In no event, however, shall a personal representative or successor become a substitute Member unless the requirements of Section 8.2 are satisfied.

[*CONFIDENTIAL TREATMENT REQUESTED]

                           ARTICLE V
                CAPITAL CONTRIBUTIONS AND LOANS

    5.1.    Initial Capital Contributions.

       5.1.1. MI Initial Capital Contribution. In exchange for the Membership Interest set forth in Section 4.1, MI hereby delivers to the Company a cash capital contribution of $260,000, the receipt of which is acknowledged on behalf of the Company by TMS. MI's Percentage Interest as of the date hereof is fifty percent (50%).

       5.1.2. TMS Initial Capital Contribution. TMS hereby grants, transfers, conveys and assigns to the Company, all of TMS' right, title and interest in and to the VSC Technology and the VSC Trademarks and hereby delivers to each of the Company and MI the VSC Technology Package, and makes a cash capital contribution to the Company in the amount of $10,000.00 (the receipt of each of which is acknowledged on behalf of the Company by MI) in exchange for: (a) the payment by the Company to TMS of the sum of $250,000 in cash on the date of this Agreement (the receipt of which is acknowledged by TMS), and (b) the Membership Interest set forth in Section 4.1. TMS further assigns to the Company all of TMS' right, title, and interest in and to all future revenues from sales or licenses by TMS of VSC Products or VSC Services prior to the date of this Agreement. TMS' Percentage Interest as of the date hereof is fifty percent (50%).

       [***]

       5.1.4. Deposit Into Escrow.     Upon the execution of
     this Agreement, TMS shall deposit the software required to be deposited under the Escrow Agreement.

       5.1.5 Assignment of Patent Application. Upon the execution of this Agreement, TMS shall assign all of its TMS Patent Rights and complete all documents as necessary to effectuate such assignment, including but not limited to filing with the U.S. Patent and Trademark Office Form PTO/SB/15, attached hereto and incorporated by reference as
     Exhibit 1.

       5.1.6. Assignment of Trademarks. Upon the execution of this Agreement, TMS shall assign all of its VSC Trademarks and complete all documents as necessary to effectuate such assignment, including, but not limited to the form attached hereto and incorporated by reference as Exhibit 2.

[*CONFIDENTIAL TREATMENT REQUESTED]

    5.2.    Program Funding Commitments.

       5.2.1. Program Budget. On or before January 31 of each year, TMS and MI shall unanimously agree on an annual basis on the Program Costs for that year, with a breakdown of the VSC Development Costs, the VSC Direct Development Costs, Administrative Costs and Marketing Costs. TMS and MI shall each be responsible for 50% of all Marketing Costs, Administrative Costs, VSC Development Costs, and VSC Direct Development Costs as hereinafter provided.

       5.2.2.    Program Capital Contributions.

          (a) Form of Contributions. MI hereby undertakes to make Program Capital Contributions to the Company in an amount equal to fifty percent (50%) of all Program Costs and through the performance of Marketing Services in pursuit of the Program. TMS hereby undertakes to make Program Capital Contributions through its performance of the VSC Development Services and Marketing Services in pursuit of the Program. The Program Capital Contributions by TMS shall be made by accepting, in lieu of payments from the Company for the full amount of all VSC Development Costs and Marketing Costs payable to it, payment from the Company equal to fifty percent (50%) of the total amount of such VSC Development Costs and Marketing Costs. The Program Capital Contributions for MI Marketing Services shall be made by accepting, in lieu of payments from the Company for the full amount of all Marketing Costs payable to it, payment from the Company equal to fifty percent (50%) of the total amount of such Marketing Costs.

          (b) Cash Contributions. If fifty percent (50%) of the Company's total Program Costs exceed the amount of VSC Development Costs and Marketing Costs contributed by TMS or MI for the relevant measurement period, then TMS or MI shall pay to the Company a cash Program Capital Contribution sufficient that TMS and MI shall each have made cash and non-cash capital contributions equal to fifty percent (50%) of all Program Costs for such measurement period.

          (c) Cost Tracking. TMS shall be responsible for tracking the VSC Development Costs, VSC Direct Development Costs and Marketing Costs incurred or advanced by TMS on behalf of the Company, if any, and reporting to the Company on a monthly basis. MI shall be responsible for tracking Marketing Costs incurred or advanced by MI on behalf of the Company, if any, and reporting Marketing Cost activity to the Company on a monthly basis.

          (d) VSC Development Costs. [***] The cost rate is based on annual salaries for software engineers, project managers and product managers, plus a factor for employer taxes/benefits and general and administrative overhead divided by the number of project hours expected to be incurred for a year. Such cost rate shall be in effect until each anniversary of this Agreement and at such time TMS will update the VSC Development Cost rate using the calculation described above for use in the following year. TMS VSC Development Costs shall be costs attributable solely to work performed directly for the Company and directly related to the Program and shall not include general and administrative costs of TMS (except as factored into the cost rate), or marketing, selling or other costs of TMS.

          (e) Marketing Costs. TMS and MI Marketing Costs shall be measured on a monthly basis using the number of Marketing Services hours incurred in pursuit of VSC Technology customers in the Education Market, multiplied by a [***]. The Marketing Cost rate is based on TMS' non-commission sales compensation plus a factor for employer taxes/benefits and a factor for general and administrative overhead and estimated sales travel divided by the number of working hours per year per person using a forty-hour work week. The Marketing Cost rates shall be in effect until each anniversary of this Agreement and at such time each party will update their respective Marketing Cost rate using the calculation described above.

[*CONFIDENTIAL TREATMENT REQUESTED]

          (f) Commissions. To the extent that the Company receives revenues from a customer procured by either party in the Education Market (other than sales by the Company to MI), such procuring party will bill the Company for sales commissions at a rate not to exceed ten percent (10%) of all cash revenues received from such customer.

          (g) Assumption of Program by MI. In the event MI assumes the Program in accordance with Section 7.3.4, or as otherwise provided in this Agreement, then MI shall be paid by the Company under a similar cost reimbursement as provided in this Section

       5.2.3. Monthly Program Capital Contributions. With respect to each calendar month during the term of the
     Program:

          (a) MI shall make its capital contribution to the Company, not later than the fifteenth (15th) day following receipt of an invoice detailing the Program Costs for the previous month, in an aggregate amount equal to fifty percent (50%) of the Program Costs incurred by TMS during the previous month but no more than twenty-five percent (25%) of the amount budgeted to be incurred by the Company in the then-current Program for such prior month, unless approved by MI. TMS shall deliver the invoice to MI for each month no later than the fifteenth (15th) day of the following calendar month. MI shall also make a capital contribution to the Company, not later than the fifteenth
     (15th) day of the following calendar month, by delivering an invoice to the Company reflecting the Marketing Services performed by it and the Marketing Costs incurred by it in such calendar month.

          (b) TMS shall make its capital contribution to the Company, not later than the fifteenth (15th) day of the following calendar month, by delivering an invoice to the Company reflecting the VSC Development and Marketing Services performed by it and the VSC Development Costs and Marketing Costs incurred by it in such calendar month and by delivering an aggregate amount equal to fifty percent (50%) of any Program Costs not contributed by TMS through the provision of services for such month.

          (c) Upon receipt of the capital contribution from MI, the Company shall promptly pay TMS an amount equal to fifty percent (50%) of the VSC Development Costs and Marketing Costs. Upon receipt of the capital contribution from TMS, the Company shall promptly pay MI and amount equal to fifty percent (50%) of the Marketing Costs.

       5.2.4 Failure to Make Capital Contribution. In the event that either TMS or MI fails to make a capital contribution pursuant to this Section 5.2 and in accordance with Section
     7.3 and the other Party does not elect to terminate the Program pursuant to Section 7.3.4 hereof, then, in addition to all other rights and remedies of the Members, the Percentage Interests in the Company shall be adjusted such that no distributions shall be made to the defaulting Member until all capital contributions have been contributed in full.

       5.2.5  No Adjustment. Except as provided in Section
     5.2.4, none of the Program Capital Contributions paid under this Section 5.2 shall change the Percentage Interests of the Members.

       5.2.6 Right to Review. MI and the Company have the right to review and evaluate the invoices submitted by TMS for the Program Costs and the work performed thereunder to determine if the work accomplished is consistent with the amount billed and to evaluate the performance of TMS thereunder.

   5.3. Additional Contributions. In the event that at the end of each of the first four fiscal years of the Company, TMS does not receive a distribution from Company Cash Flow equal to or greater than its contribution of VSC Development Costs and accounting service fee to the Company for that fiscal year (the "TMS Distribution Deficiency"), MI agrees to contribute to the Company the difference between: (i) the amount contributed by TMS for VSC Development Costs and accounting service fee and (ii) the Cash Flow distribution to TMS for such fiscal year ("Additional Contribution"). At the time of making the Additional Contribution, the Company shall make a payment to TMS equal to the Additional Contribution.

[***]

[*CONFIDENTIAL TREATMENT REQUESTED]

[***]

[***]

    5.4. Books of Account; Audit. TMS shall keep and maintain proper and complete books of account, and shall maintain a bank account, on behalf of the Company. All books of account and bank account shall be available and open to MI for review. In the event that either TMS or MI reasonably deems the Program to be material to TMS or MI, as the case may be, for financial accounting purposes, then, upon such Member's request, audited financial statements of the Company shall be prepared by KPMG Peat Marwick, LLP or other qualified certified public accounting firm agreed upon by the Members. Each Member shall keep and maintain proper and complete records and books of account documenting all Program Costs incurred by such Member. In the event there has been discovered a Material Discrepancy, MI shall have the right to require that an independent accounting firm keep and maintain the books of account and bank account on behalf of TMS in lieu of TMS and upon such request, TMS shall deliver the records to the independent accountant and assist in the transition. Each of the Company, TMS and MI shall permit independent accountants retained by TMS or MI (the "Auditing Party") to have access to its records and books for the sole purpose of determining the appropriateness of Program Costs charged by or accrued to the Member being audited hereunder. Such examination shall be conducted during regular business hours and upon reasonable notice, at the Auditing Party's own expense and no more than once in each calendar year during the term of this Agreement and during the seven (7) calendar years following the expiration or termination hereof, provided, such limitation of no more than once each calendar year shall not apply if a Material Discrepancy has been discovered. If such examination reveals that such Program Costs have been misstated, any adjustment shall be promptly refunded or paid, as appropriate. The Auditing Party shall pay the fees and expenses of the accountant engaged to perform the audit, unless such audit reveals a Material Discrepancy, in which case the Member who received such overpayment shall pay all reasonable costs and expenses incurred by the Auditing Party in the course of making such determination, including the fees and expenses of the accountant and reimburse the overpayment. The Company, TMS and MI shall each keep their books and records relating to this Agreement and the Program for a minimum of seven (7) years. The right to review records in this
Section 5.3 is in addition to and not in lieu of 18-305 of the Act; provided no Manager shall have the right to keep confidential any information from the other Manager.

[*CONFIDENTIAL TREATMENT REQUESTED]

    5.5. Enforceability of Section 5.2. The agreements regarding Program Capital Contributions set forth in Sections 5.1 and 5.2 hereof are by and between, and for the benefit of, MI and TMS only, and are not enforceable by any Third Party.

    5.6. Further Funding. In the event that the Members determine at any time (or from time to time) that additional funds in excess of the Program Costs and the initial capital contributions are required by the Company for or in respect of its business or to pay any of its obligations, expenses, costs, liabilities, or expenditures (including, without limitation, any operating deficits), then the Members may agree by unanimous action to make additional contributions to the capital of the Company or may, acting in their capacities as Managers, borrow all or part of such additional funds on behalf of the Company, with interest payable at then-prevailing rates, from one or more of the Members or from commercial banks, savings and loan associations, or other commercial lending institutions.

    5.7. No Interest on Capital Contributions. No interest shall be paid on any contribution to the capital of the Company.

    5.8. Capital Accounts. A separate Capital Account shall be established for each Member. Each Member's Capital Account shall be subject to such adjustments as may be required in order to comply with the capital account maintenance requirements of
Section 704(b) of the IRC.


                           ARTICLE VI
                 DISTRIBUTIONS AND ALLOCATIONS

     6.1. Allocations of Profit or Loss. After giving effect to the special allocations set forth in this Section 6.2 and in
Section 6.3, for any Fiscal Year of the Company, Profit or Loss shall be allocated to the Members in proportion to their Membership Interests until all Additional Contributions are recouped as provided in Section 6.2.2, in which case the Profit or Loss shall thereafter be allocated to the Members in proportion to their Percentage Interests

     [***]

     [*CONFIDENTIAL TREATMENT REQUESTED]

    [***]

    6.3.    Regulatory Allocations.

       6.3.1. Qualified Income Offset. If any Member unexpected ly receives an adjustment, allocation, or distribution as de scribed in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4) through (6) which causes or increas es a deficit capital account balance in such Member's Capi tal Account (as determined in accordance with such Regula tions) items of Company income and gain shall be specially allocated to each such Member in an amount and manner suffi cient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 6.3.1 shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article VI have been tentatively made as if this Sec tion 6.3.1 were not in the Agreement. This provision is in tended to be a "qualified income offset," as defined in Treasury Regulations Section 1.704-1(b)(2)(ii)(d), such Reg ulations being specifically incorporated herein by refer ence.

       6.3.2.Minimum Gain Chargeback. If there is a net de crease in Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Minimum Gain income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursu ant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Mem ber pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f) and 1.704-2(j)(2). This Section 6.3.2 is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be inter preted consistently therewith.

       6.3.3.Contributed Property and Book-ups. In accordance with IRC Section 704(c) and the Regulations thereunder, as well as Regulation Section 1.704-1(b)(2)(iv)(d)(3), income, gain, loss, and deduction with respect to any property contributed (or deemed contributed) to the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of the property to the Company for federal income tax purposes and its fair market value at the date of contribution (or deemed contribution). If the adjusted book value of any Company asset is adjusted as provided herein, subsequent allocations of income, gain, loss, and deduction with respect to the asset shall take account of any variation between the adjusted basis of the asset for federal income tax purposes and its adjusted book value in the manner required under IRC Section 704(c) and the Regulations thereunder.

    6.4.    Liquidation and Dissolution.

       6.4.1.Distribution of Assets. If the Company is liquidated, the assets of the Company shall be distributed to the Members in accordance with the positive balances in their respective Capital Accounts, after taking into account the allocations of Profit or Loss pursuant to Section 6.2, if any, and distributions, if any, of cash or property, pursuant to Section 6.1. Notwithstanding anything herein to the contrary, certain assets of the Company shall be distributed under, and the Members shall have certain rights pursuant to, Section 10.5 of this Agreement.

       6.4.2.No Capital Account Deficit Restoration. No Member shall be obligated to restore a deficit Capital Account.

[*CONFIDENTIAL TREATMENT REQUESTED]

    6.5.    General.

       6.5.1.Timing of Distributions. Except as otherwise provided in this Agreement, the timing and amount of all distributions shall be determined by the unanimous vote of the Members.

       6.5.2.Distributions in Kind. If any assets of the Company are distributed in kind to the Members, those assets shall be valued on the basis of their fair market value, and any Member entitled to any interest in those assets shall receive that interest as a tenant-in-common with all other Members so entitled. Unless the Members otherwise agree, the fair market value of the assets shall be determined by an independent appraiser who shall be selected by the Members. The Profit or Loss for each unsold asset shall be determined as if the asset had been sold at its fair market value, and the Profit or Loss shall be allocated as provided in Section
     6.2 and shall be properly credited or charged to the Capital Accounts of the Members prior to the distribution of the assets in liquidation pursuant to Section 6.4.

       6.5.3.Allocations of Profit and Loss. All Profit and Loss shall be allocated, and all distributions shall be made, to the Persons shown on the records of the Company to have been Members as of the last day of the taxable year for which the allocation or distribution is to be made. Notwithstanding the foregoing, unless the Company's taxable year is separated into segments, if there is a Transfer or an Invol untary Withdrawal during the taxable year, the Profit or Loss shall be allocated between the original Member and the successor on the basis of the number of days each was a Member during the taxable year; PROVIDED, HOWEVER, the Company's taxable year shall be segregated into two or more segments in order to account for Profit, Loss, or proceeds attributable to any extraordinary nonrecurring items of the Company.

       6.5.4.Compliance Amendments. The Members are hereby authorized, upon the advice of the Company's tax counsel, to amend this Article VI to comply with the IRC and the Regulations promulgated under IRC Section 704(b); PROVIDED,
     HOWEVER, that no amendment shall materially affect distribu tions to a Member without the Member's prior written consent.

   6.6 Capital Transactions. Company Cash Flow attributable to a Capital Transaction shall be distributed to the Members in proportion to their Percentage Interests.

                          ARTICLE VII
           DEVELOPMENT PROGRAM; INTELLECTUAL PROPERTY

    7.1.    Initial Grants.

       7.1.1.Grants/Assignments from TMS. In addition to the assignment of the VSC Technology to the Company as provided in Section 5.1, TMS grants to the Company a non-exclusive, worldwide, perpetual, royalty-free right and license under the Patent Rights of TMS and Technology Controlled by TMS, and the Non-VSC Trademarks (collectively, the "TMS Rights")
     (a) to use the Non-VSC Technology (specifically excluding Source Code, except as otherwise provided under the Escrow Agreement) to develop VSC Technology and VSC Products; and
     (b) to the extent not already provided for in this Agreement, to grant to Members and to other Persons under the TMS Rights a license to make, have made, use, offer for sale, sell, sublicense and otherwise exploit in any way, Non-VSC Technology in conjunction with VSC Products and VSC Services for use or performance in the Field and in the Territory, however, the Company shall not have the right to make, have made, use, offer for sale, sell, sublicense and otherwise exploit in any way the Non-VSC Technology where only selected response items in the Field are processed, it being understood that the Company and its sublicensees may only process selected response items pursuant to the LLC DMR License Agreement and in addition to and along with processing constructed response items. This license shall survive termination of this Agreement and upon any liquidation or dissolution shall be assumed by the Members as provided in Section 10.5. TMS hereby represents and warrants to MI and to the Company that (aa) all of its employees and all other Persons who have worked on or contributed to in any way to the creation or development of the TMS Rights have assigned all of their rights in the TMS Rights to TMS and will assign all of their rights to future
        TMS rights to TMS in connection with the Program, (bb)
     TMS is the exclusive owner of the TMS Rights and has the exclusive right to license the TMS Rights to the Company,
     (cc) the TMS Rights are free and clear of any claims, liens and encumbrances, (dd) TMS has no knowledge of any claim of infringement or unauthorized use made against the TMS
     Rights, (ee) the TMS Rights and their proposed license and use under this Agreement and the License Agreements do not infringe on any copyright or trademark, misappropriate any trade secret right, or to the best of TMS' knowledge infringe any issued patent or rights claimed in any published application or other intellectual property rights of any Person or Persons, (ff) Schedule I-B is a true, accurate and complete list of the Non-VSC Technology, which along with the VSC Technology represented in the VSC Technology Package, constitute all of the Technology necessary to operate the VSC Technology with the exception of the items listed in Schedule I-C, (gg) Except for the third party software listed in Schedule I-C, TMS has incorporated no third party software into the VSC Technology or into the Non-VSC Technology.

       7.1.2.Company Undertakings; Sublicenses. In consideration of the licenses granted and assignments made by TMS in this Agreement, the Company hereby undertakes to pay all royalties, sublicense fees and other costs or expenses payable to Third Parties under a Third Party Agreement (to the extent attributable to the use of the VSC Technology by the Company or by the Members pursuant to the License Agreements) associated with the acquisition or exercise of such licenses by or on behalf of the Company for use in connection with the Program. Schedule I-D hereto lists all of such obligations as of the date of this Agreement. The licenses granted or to be granted under Section 7.1.1 above shall include the right to grant and further authorize sublicenses solely with respect to the commercialization of VSC Technology and solely in conjunction with VSC Technology.

       7.1.3.Rights of the Company to Patent Rights or Technology Developed Outside the Program. In the event that either TMS or MI develops, acquires or otherwise Controls Patent Rights or Technology after the date of this Agreement other than in connection with the Program and such Patent Rights or Technology are useful in the Field ("Additional Technology"), the Company shall have no right, title or interest in said Additional Technology. Except with regard to MI as to the MI Rights, the Member developing such Additional Technology shall, however, disclose such development to the other Member and for a period of three
     (3) months from such disclosure, the Members shall negotiate in good faith for an exclusive license by the disclosing Member to the Company, in the Field. If after the expiration of said period the Members have not reached an agreement on such license, the disclosing Member shall have the right to license said Additional Technology to any party without restriction.

    7.2. Sublicenses of Rights from the Company to TMS. The Company grants to TMS a worldwide, exclusive, fully-paid up perpetual right and license under the Program Patent Rights, and VSC Technology to make, have made, offer to sell, sell, sublicense and otherwise exploit: (a) VSC Products and VSC Services outside the Field, and (b) products utilizing Technology identified in Schedule I-I, where only selected response items are processed.

    7.3.    Conduct of the Program.

       7.3.1.General. TMS agrees to use commercially reasonable, diligent and consistent efforts in the development of VSC Products, all in accordance with the Program. TMS shall not, however, be required to undertake activities in furtherance of the Program in the absence of funding from the Company pursuant to the provisions of this Agreement. As used in this Agreement, the phrase "commercially reasonable, diligent and consistent efforts" will mean that level of effort which, consistent with the exercise of prudent technical and business judgment, is applied by TMS to its other software products at a similar stage of development and with similar commercial potential or by other companies to their software in a similar stage of development and with similar commercial potential.

       7.3.2.Program. TMS shall timely perform the VSC Development Services in accordance with the then-current Program which shall describe the proposed overall program of development for each VSC Product. The Program shall include
     (i) a summary of estimated VSC Development Costs and VSC Direct Development Costs expected to be incurred by each Member hereunder in performing activities of the Program assigned to such Member pursuant to this Section 7.3 and
     (ii) a detailed budget for all development activities proposed for the applicable period.

       7.3.3.Initial and Updated Program. The Parties have agreed to an initial budget for the development activities of the Company for the period beginning on the Effective Date and ending on December 31, 2003. The Program shall be updated annually by the Members not later than sixty (60) days prior to January 1 of each year during the Program. Each such updated Program shall include a detailed description and budget for the development activities proposed for the forthcoming calendar year. TMS shall be primarily responsible for preparing the annual updates to the Program and, in connection with the preparation of such updates, shall consult with MI regarding the identification, timing and execution of and budget for the major tasks and detailed activities required to perform the updated Program. Each such updated Program shall be signed by an authorized representative of each of TMS and MI, and MI and TMS shall each designate their respective members who will work on the Program (the "Program Management Team"). The members of the Program Management Team shall actively consult with one another throughout the term of the Program so as to adjust the specific work performed under the Program to conform to evolving developments in technology and the results of the development work performed. While minor adjustments to the Program may be made from time to time upon approval of the members of the Program Management Team, significant changes in the scope or direction of the work and any changes in funding exceeding twenty-five percent (25%) of the total amount budgeted in any calendar year for the Program must be approved by all Members, in the absence of which approval the most recently approved Program shall remain in effect.

       7.3.4.Breach/Termination or Assumption of the Program.
     In addition to all remedies available at law, under the Act or under this Agreement, in the event that either Member is in breach of their Program duties as specified hereunder (including, but not limited to, the obligation under Section
     5.2 and 7.3 of this Agreement) or fails to adequately or consistently perform such duties, then the non-defaulting Member shall have the right, upon thirty (30) days' prior written notice, at its election, if the default has not been remedied by the defaulting Member, to either terminate the Program or assume the responsibilities of the defaulting Member, in which event the last sentence of Section 7.3.5 shall apply. Termination of the Program shall not affect the rights granted to the Members under the License Agreements or the Escrow Agreement.

       7.3.5.Transfer, Withdrawal or Failure to Perform by TMS. In the event there is a Transfer or Encumbrance by TMS of its Membership Interest or a withdrawal by TMS as a Member of the Company or a Buy-Sell Event with regard to TMS, then MI shall have the right to perform the VSC Development Services and develop the Program and assume all the rights and obligations of TMS under this Article VII and Section
     5.2. In such event, TMS shall assist in the transition and assign all rights to development work performed under the Program and to VSC Products to the Company and MI. MI and the Company shall be entitled to reverse assemble and decompile the VSC Technology and VSC Products and shall be entitled to modify the VSC Technology and VSC Products and to make derivative work therefrom.

       7.3.6.Delivery of VSC Technology Package. TMS shall deliver the VSC Technology Package with regard to the Program to each of the Company and MI on a mutually-agreeable time upon each new version Release of the VSC Technology and at such other time as it may be requested by MI or the Company.

    7.4. Assistance by MI. It is understood and agreed that TMS has the ability to perform the services for which it is being paid the VSC Development Costs, but needs certain assistance from MI to perfect same. If TMS requests the assistance of MI for the development and maintenance of the VSC Technology, and the cost thereof is not covered by the then current Program Budget, the Company shall reimburse MI for employee travel and other expense costs and, in the event of active programming by MI which would result in the modification of the computer code, all direct and indirect costs relating thereto consistent with the provisions set forth in Section 5.2.2 of this Agreement and Section 6 of
Schedule II-A to this Agreement.

    7.5.    Intellectual Property Ownership.

       7.5.1.Ownership and Assignment of Discoveries and Inventions. All right, title and interest in all Inventions and other Technology, whether or not patentable or copyrightable, and any patent applications, patents or copyrights based thereon, that are discovered, made or conceived during and in connection with the Program solely by employees of either Member or others acting on behalf of such Member, or jointly by employees of both Members, shall be assigned to and owned by the Company. Each of TMS and MI shall promptly disclose to the Company and the other Member the making, conception or reduction to practice of Program Inventions by employees or others acting on behalf of such Member.

       7.5.2. Ownership of Trademarks. The Company shall own all Product Marks and all goodwill therein shall inure to the benefit of the Company, and all expenses incurred by a Member with respect thereto shall be considered Program Costs. All Product Marks shall be registered in the name of the Company if and when registered.

       7.5.3.Cooperation of Employees. Each of TMS and MI represents and agrees that all employees or Persons acting on its behalf in performing its obligations under this Agreement shall be obligated under a binding written agreement to assign to such Member, or as such Member shall direct, all Program Inventions made or conceived by such employee or other person in performance of such Member's obligations under this Agreement. In the case of non-employees working for other companies or institutions on behalf of TMS or MI, TMS or MI, as applicable, shall have the right to obtain assignments and/or licenses for all Program Inventions made by such non-employees on behalf of TMS or MI, as applicable, in accordance with the policies of said company or institution. TMS and MI agree to undertake to enforce such agreements (including, where appropriate, by legal action) considering, among other things, the commercial value of such Inventions.

    7.6.    Filing, Prosecution and Maintenance of Patent
Rights.

       7.6.1.Filing, Prosecution and Maintenance. TMS, on behalf of the Company, shall be responsible for the filing, prosecution and maintenance of all Program Patent Rights. TMS shall provide MI with copies of same and MI shall have the right to provide input and review and to approve all such matters. If, however, with respect to any particular Invention or the filing, prosecution or maintenance of any particular patent application with respect thereto, TMS has neglected to file, prosecute or maintain the same, then MI shall have the right to assume the responsibility for filing, prosecuting and maintaining the same. MI shall be equally entitled with TMS to all attorney/client, patent office and other communications relating to the Program Patent Rights and MI shall be given a power to inspect all Program Patent Rights, including a power to inspect all pending patent applications in the United States Patent Office and any other offices that otherwise would hold such applications in secrecy.

       7.6.2.Patent Filing Costs. All costs associated with filing, prosecuting and maintaining patent applications and patents covering the Program Patent Rights shall be deemed VSC Direct Development Costs. For purposes of this Section 7.6, "prosecution and maintenance" of Patent Rights shall be deemed to include, without limitation, the conduct of interferences or oppositions, and/or requests for re-examinations, reissues or extensions of patent terms. If, pursuant to Section 7.6.1 above, MI assumes the responsibility of filing, prosecuting and maintaining a patent application, all costs and fees associated with such filings made by MI shall be considered to be a VSC Direct Development Cost to the Company.

    7.7. Cooperation. MI and TMS shall each make its personnel available to to the other Member (or the other Member's authorized attorneys, agents or representatives) to the extent necessary or appropriate to enable TMS or MI, as the case may be to file, prosecute and maintain patent applications and resulting patents with respect to Program Technology and for periods of time sufficient for TMS or MI, as the case may be, to obtain the assistance it needs from such personnel. Where appropriate, MI, or TMS, as the case may be, shall sign or cause to have signed all truthful documents relating to said patent applications or patents at no charge to such Member for the other Member's execution of same.

    7.8. No Other Technology Rights. Except as otherwise expressly provided in this Agreement, under no circumstances shall a Member hereto, as a result of this Agreement, obtain any ownership interest in or other right to the Patent Rights or Technology of the other Member, including items owned, Controlled or developed by the other Member, or transferred by the other Member to said Member at any time pursuant to this Agreement. It is understood and agreed that this Agreement does not grant either Member, or the Company, any license or other right in the Patent Rights of the other Member except as expressly provided in
Article 5 hereof and this Article 7.

[***]

[*CONFIDENTIAL TREATMENT REQUESTED]

[***]

[*CONFIDENTIAL TREATMENT REQUESTED]

     7.11 Enforcement of Patent Rights.

       7.11.1.Enforcement. Subject to the provisions of this
     Section 7.11, in the event that TMS or MI reasonably believes that any Program Patent Rights or Program Technology necessary for the use or sale of VSC Products or VSC Services is infringed or misappropriated by a Third Party or is subject to a declaratory judgment action arising from such infringement in a country, in each case with respect to the manufacture, sale or use of a product potentially competitive with a VSC Product or VSC Service within the Field, MI or TMS (respectively) shall promptly notify the other Member hereto. Promptly after such notice the Members shall meet to discuss the course of action to be taken with respect to an Enforcement Action (as defined below) with respect to such infringement or misappropriation, including the control thereof and sharing of costs and expenses related thereto, for the purposes of entering into a litigation agreement setting forth the same ("Litigation Agreement"). If the Parties do not enter such Litigation Agreement, TMS shall have the initial right (but not the obligation) to enforce the intellectual property rights within such Patent Rights or Technology, or defend any declaratory judgment action with respect thereto (for purposes of this Section 7.11, an "Enforcement Action"); provided that TMS agrees to indemnify MI for any and all liabilities and expenses (including, without limitation, reasonable attorneys' fees and other expenses of litigation) incurred by MI as a result of such Enforcement Action. If TMS does not elect to commence the Enforcement Action, and MI does so, then MI shall agree to indemnify TMS for the foregoing liabilities and expenses.

       7.11.2.Information. Absent a Litigation Agreement, the Member initiating or defending any such Enforcement Action shall keep the other Member hereto reasonably informed of the progress of any such Enforcement Action, and such other Member shall have the right to participate with counsel of its own choice at its own expense.

       7.11.3.Enforcement Costs; Recoveries. Unless otherwise agreed under Section 7.11.1, the Member initiating an Enforcement Action shall, at the option of such Member, have the right to either: (i) assume responsibility for all costs and expenses of such Enforcement Action, in which case all amounts recovered in the Enforcement Action (including without limitation amounts resulting from a settlement thereof) shall be retained by such Member; or (ii) include such costs and expenses within the Administrative Costs of the Company, in which case all amounts recovered in the Enforcement Action, after reimbursing the Member initiating the Action for any costs and expenses not previously so offset, shall be shared by TMS and MI in accordance with their respective Membership Interests.

     7.12. Third Party Rights. The foregoing provisions of this Article 7 shall be subject to and limited by any agreements pursuant to which TMS and MI, as the case may be, acquired any particular Patent Rights or Technology.

     7.13. Third Party Agreements; Reports. To the extent that a Member is obligated to provide reports to a Third Party pursuant to a Third Party Agreement as a result of or reporting on the status of activities of the other Member hereunder, the other Member hereto shall reasonably assist the reporting Member by providing information in its possession or control and in sufficient detail to complete and submit such reports as required. Any information to be included in such reports shall be subject to the provisions of the Master Agreement relating to confidentiality.


                          ARTICLE VIII
          TRANSFER OF INTERESTS - VOLUNTARY TRANSFERS

     8.1. Restrictions on Transfer. No Member, voluntarily or involuntarily, may Transfer, or create or suffer to exist any Encumbrance against, any Membership Interest, except as expressly allowed either in this Article VIII or in Article IX. Notwithstanding any other provision of this Agreement, any purported Transfer or Encumbrance of any Membership Interest in violation of this Agreement shall be void, and shall not transfer any interest or title to the purported transferee. The Company shall not be required to transfer on its books any Membership Interest Transferred or Encumbered in violation of this Agreement, or to treat the transferee as owner of the Membership Interest in any manner.

     8.2.    Third-party Transfers by Members.  A Member may
Transfer all or part of its Membership Interest to a third-party in accordance with the provisions of this Section 8.2.

       8.2.1. Transfer Request. If a Member intends to transfer all or part of its Membership Interest (the "Offered Interest") to any Person, the Member (the "Transferor") first shall submit to the Company a written request to transfer the Offered Interest (the "Transfer Request"). The Transfer Request shall name specifically the Person to whom the Transferor intends to transfer the Offered Interest (the "Proposed Transferee") and the price and other terms upon which the intended transfer is to be made, and shall include copies of the written offer and pertinent documentation.

       8.2.2. Approval of Request. If all of the Disinterested Members approve the proposed Transfer in writing within thirty (30) days after receipt by the Company of the Transfer Request, then, for a period of thirty (30) days thereafter, the Transferor may Transfer its economic rights in the Offered Interest to the Proposed Transferee, on the terms specified in the Transfer Request; provided, however, TMS' rights to transfer its economic interest shall be subject to MI's rights under Section 7.3.5. If the Transferor does not Transfer its economic rights in the Offered Interest to the Proposed Transferee on the terms specified in the Transfer Request within such thirty (30) day period, the Offered Interest again shall be subject to all of the restrictions on Transfer and other terms of this Agreement. The transferee of an Offered Interest (i) shall have only those rights specified in Section 8.3 (subject to Section 7.3.5), (ii) shall be admitted as a Member only upon full compliance with Section 8.2.6; and (iii) shall be subject to all the restrictions on transfer imposed under this Operating Agreement. The decision by a Disinterested Member whether to approve a proposed Transfer of an Offered Interest shall be in such Member's sole and absolute discretion.

       8.2.3. Denial of Request / Right of First Refusal. If the Disinterested Members do not approve unanimously the proposed Transfer as set forth in Section 8.2.2 within thirty (30) days after receipt by the Company of the Transfer Request, then the Transfer Request shall be deemed an offer to sell the Offered Interest to the Company at the lower of (i) the price offered by the Proposed Transferee or
     (ii) the price as determined under Section 8.5, each upon the other terms offered by the Proposed Transferee (the "Transfer Offer"). The Company may accept the Transfer Offer with respect to part or all of the Offered Interest by resolutions approved by a Majority in Interest of the Disinterested Members, delivered to the Transferor and all other Members within forty-five (45) days following receipt by the Company of the Transfer Request. If the Company does not accept the Transfer Offer, each of the Members, except the Transferor, may accept the Transfer Offer by giving written notice thereof to the Transferor and all other Members within sixty (60) days following receipt by the Company of the Transfer Request. The Transfer Offer will be allocated among the Members who accept it (the "Accepting Members") in the proportion they mutually agree upon, or, in the absence of agreement, in the ratio that each of the Accepting Members' Percentage Interest, at the time of the Company's receipt of the Transfer Request, bears to the aggregate Percentage Interests, at the time of the Company's receipt of the Transfer Request, of all the Accepting Members. The parties that accept the Transfer Offer, if any, whether the Company or Members, shall be referred to hereinafter individually and collectively as the "Transferee." Notwithstanding anything herein to the contrary, the Transferor shall not be obligated to sell any part of the Offered Interest to the Company or the Accepting Members unless all of the Offered Interest is purchased either by the Company, one or more other Members or a combination of any of them. If the Transfer Offer is not accepted with respect to the entire Offered Interest by the Company and/or other Members within sixty (60) days following receipt by the Company of the Transfer Request, then the Transfer shall be deemed to have been approved, and the provisions of Section 8.2.2 shall be applicable to the Transfer.

       8.2.4. Closing. The closing of the purchase of an Offered Interest pursuant to this Section 8.2 shall take place on a date agreed upon by the Transferor and the Transferee, but not later than ninety (90) days after the later of receipt by the Company of the Transfer Request or determination of the purchase price under Section 9.5, as the case may be. Upon payment of the purchase price, the Transferor shall execute and deliver such assignments and other instruments as are reasonably necessary to evidence and carry out the transfer of the Offered Interest to the Transferee, including a certificate dated as of the date of closing containing a representation and warranty that the Transferor has transferred to the Transferee good and marketable title to the Offered Interest free and clear of all Encumbrances. In connection with the sale of an Offered Interest pursuant to this Section 8.2, unless otherwise agreed by the Transferee and the Transferor, the Transferee will assume the Transferor's allocable portion of Company obligations, to the extent related to the Offered Interest, as well as the Transferor's individual obligations, to the extent related to the Offered Interest, other than income tax liabilities of the Transferor.

       8.2.5. Non-cash Consideration. If any consideration to be received by the Transferor for the Offered Interest is property other than cash, then the price shall be measured to that extent by the fair market value of such non-cash con sideration. Fair market value for purposes of this Section
     8.2.5 shall mean the sum of (i) the fair market value of any non-cash consideration offered for the Offered Interest, plus (ii) the value of any special benefits to the Transferor of such non-cash consideration to the extent they reasonably can be identified and valued, plus (iii) the amount of any additional expense or cost, including additional taxes, incurred by the Transferor in accepting cash instead of such non-cash consideration, in each case based upon a realistic appraisal of such non-cash consideration, special benefits, expense or cost agreed upon by the Transferor and the Transferee. If the Transferor and the Transferee are unable to agree, then they shall select an independent qualified appraiser, whose determination shall be final and conclusive, and the cost of the appraiser shall be divided equally between the Transferor and the Transferee. If the Transferor and the Transferee are unable to agree on a single appraiser, then the Transferor shall select and pay for an independent qualified appraiser, and the Transferee shall select and pay for an independent qualified appraiser. If the two appraisers agree, then their determination shall be final and conclusive. If the two appraisers are unable to agree, then they shall select a third appraiser, and the determination of two of the three appraisers shall be final and conclusive. The cost of the third appraiser shall be divided equally between the Transferor and the Transferee.

       8.2.6. Additional Requirements for Valid Transfer. No purported Transfer otherwise complying with this Section 8.2 will be effective until the Transferor and the Transferee furnish to the Company such instruments and assurances as the Members request, including, if requested, an opinion of counsel satisfactory to the Company that the interest in the Company being Transferred has been registered or is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws. No Transfer will be effective if it would result in the "termination" of the Company under 708 of the IRC unless the Members give their prior written consent to the Transfer. The approval required under this Section 8.2.6 will be the unanimous approval of the Disinterested Members. No Transferee shall be admitted as a Member of the Company unless the Disinterested Members give their prior written consent.

       8.2.7. Effect on Transferor's Interest. From the date of the receipt by the Company of the Transfer Request to the date of the Transfer of the Offered Interest pursuant to this Article VIII, (i) the Percentage Interest represented by the Transferor's Membership Interest will be excluded from any calculation of aggregate Percentage Interests for purposes of any approval required of Members under this Agreement; and (ii) the Transferor shall take no action in its capacity as Manager and the other Member shall act as the sole Manager.

     8.3. Rights of Transferee. Unless admitted as a Member of the Company in accordance with Section 8.2.6, the transferee of a Membership Interest or a part thereof shall not be entitled to any of the rights, powers or privileges of its predecessor in interest, except that such transferee shall be entitled to receive and be credited or debited with its proportionate share of the Company's Distributions and tax allocations.

     8.4. Rights Remain with Company. In the event of a Transfer by a Member, (i) the obligations of the Company under the LLC DMR License Agreement, the MI VSC License Agreement, the TMS VSC License Agreement and the Escrow Agreement shall remain in full force and effect, (ii) all licenses and grants made by the Transferring Member to the Company shall remain in full force and effect, and (iii) prior to such Transfer, the Transferring Member shall have complied in full with its obligations under
Section 7.5. In the event of a Transfer by TMS, MI shall have the right to perform the TMS obligations under Article VII in accordance with the terms of Section 5.2.


                          ARTICLE IX
                    INVOLUNTARY TRANSFERS

     9.1. Buy-Sell. Each of the following events shall consti tute a "Buy-Sell Event" under this Agreement:

     (a) The dissolution of a Member or the revocation of its charter;

     (b) Any purported Transfer or Encumbrance of all or any part of a Membership Interest in a manner not expressly permitted by this Agreement;

     (c) Any material breach of this Agreement by a Member that is not cured within thirty (30) days after the Company or a Member gives written notice of such breach to the Member;

     (d) Any withdrawal by a Member from the Company in a manner that is not expressly permitted by this Agreement;

     (e) A judicial determination of the insolvency of any Member;

     [***]

     [***]

     (i) The Member makes an assignment for the benefit of creditors;

     (j)     The Member files a voluntary petition of bankruptcy;

     (k) The Member is adjudged bankrupt or insolvent or there is entered against the Member an order for relief in any bankruptcy or insolvency proceeding;

     (l) The Member files a petition seeking for the Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

     (m) The Member seeks, consents to or acquiesces in the appointment of a trustee for, receiver for, or liquidation of the Member or of all or any substantial part of the Member's properties;

     (n) The Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding described in subsections (i) through (l);

     (o) Any proceeding against the Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation continues for one hundred twenty (120) days after the commencement thereof, or the appointment of a trustee, receiver or liquidator of the Member or all or any substantial part of the Member's properties without the Member's agreement or acquiescence, which appointment is not vacated or stayed for one hundred twenty (120) days or, if the appointment is stayed, for one hundred twenty (120) days after the expiration of the stay, during which period the appointment is not vacated;

     (p)        An execution against a Member's Membership
Interest is initiated and not discharged within twenty (20) days after initiation; or

     (q) A foreclosure against a Member's Membership Interest is initiated and not discharged within the earlier of thirty (30) days after initiation or three (3) days prior to the final order.

[*CONFIDENTIAL TREATMENT REQUESTED]

     9.2. Buy-Sell Notice. Upon the occurrence of a Buy-Sell Event, the Member to whom such event has occurred (the "Withdraw ing Member"), shall give notice of the Buy-Sell Event (the "Buy-Sell Notice") to the Members within ten (10) days after its occurrence. If the Withdrawing Member fails to give the Buy-Sell Notice, any Member may give the notice at any time thereafter, and by so doing commence the buy-sell procedure provided for in this Article IX. The date on which the Buy-Sell Notice is delivered to the Company shall be referred to herein as the "Notice Date." The Withdrawing Member's Membership Interest, in whole and in part, shall be referred to herein as the "Withdrawing Interest." For purposes of this Article IX, a Withdrawing Member shall also mean the owner of a Withdrawing Interest.

     9.3. Purchase Option. Upon the occurrence of a Buy-Sell Event, the Company shall have an option to purchase the Withdrawing Interest on the terms and conditions set forth in this Article IX (the "Purchase Option"). The Company may elect to exercise the Purchase Option by resolutions approved by a Majority in Interest of the Disinterested Members, delivered to the Withdrawing Member and all Members within thirty (30) days after the Notice Date. If the Company does not elect to exercise the Purchase Option, each of the Members, except the Withdrawing Member and any other Withdrawing Member, may exercise the Purchase Option. The Purchase Option will be allocated among the Members who elect to purchase (the "Purchasing Members") in the proportion they mutually agree upon, or, in the absence of agreement, in the ratio that each of the Purchasing Members' Percentage Interest, at the time of the Buy-Sell Event, bears to the aggregate Percentage Interests of all Purchasing Members, at the time of the Buy-Sell Event. The Purchasing Members must give notice of their election to exercise the Purchase Option to the Withdrawing Member and all other Members within forty-five
(45) days after the Notice Date. The party or parties that exercise the Purchase Option, if any, whether the Company or Members or a Purchase Option Assignee (as defined in Section 9.4), shall be referred to hereinafter individually and collectively as the "Purchaser."

     9.4. Assignment of Purchase Option. If, at the occurrence of a Buy-Sell Event, there exist only two (2) then-current Members, including the Withdrawing Member, the Member that is not withdrawing shall have the option during the thirty
(30) day period after the Notice Date to assign its Purchase Option to any Person other than the Withdrawing Member (the "Purchase Option Assignee") by notifying the Withdrawing Member and the Company of such assignment in writing. After delivery of such notice, the Purchase Option Assignee shall have the option to purchase the Withdrawing Interest on the same terms and conditions as would apply to the Member from which the Purchase Option was assigned. However, the Purchase Option Assignee shall not have the right of assignment set forth in this Section 9.4. In the event the Purchase Option Assignee does not exercise the Purchase Option, the Purchase Option Assignee shall have no further rights under this Agreement.

     9.5. Agreement on Valuation. Unless otherwise agreed in writing by the Withdrawing Member and the Purchaser within sixty
(60) days after the Notice Date, the purchase price for the Withdrawing Interest shall be the value of the Withdrawing Interest as of the Buy-Sell Event, as determined by an independent qualified appraiser agreed upon by the Withdrawing Member and the Purchaser. The appraiser's determination shall be final and conclusive, and the cost of the appraiser shall be divided equally between the Withdrawing Member and the Purchaser. If the Withdrawing Member and the Purchaser are unable to agree on a single appraiser, then the Withdrawing Member shall select and pay for an independent qualified appraiser, and the Purchaser shall select and pay for an independent qualified appraiser. If the two appraisers agree, then their determination shall be final and conclusive. If the two appraisers are unable to agree, then they shall select a third appraiser, and the determination of two of the three appraisers shall be final and conclusive. The cost of the third appraiser shall be divided equally between the Withdrawing Member and the Purchaser.

     9.6. Closing. The closing (the "Closing") of the purchase of a Withdrawing Interest pursuant to this Article IX shall take place on a date agreed upon by the Withdrawing Member and the Purchaser, but not later than ninety (90) days after the later of the Notice Date or the date the purchase price is determined by the appraisal process if the purchase price has not been agreed upon. The purchase price for the Withdrawing Interest will be payable at Closing in the manner set forth in
Section 9.7. Upon payment of the purchase price, the Withdrawing Member shall execute and deliver such assignments and other instruments as are reasonably necessary to evidence and carry out the transfer of the Withdrawing Interest to the Purchaser, including a certificate dated as of the date of Closing containing a representation and warranty that the Withdrawing Member has transferred to the Purchaser good and marketable title to the Withdrawing Interest free and clear of all Encumbrances. In connection with the sale of a Withdrawing Interest pursuant to this Article IX, unless otherwise agreed by the Withdrawing Member and the Purchaser, the Purchaser will assume the Withdrawing Member's allocable portion of Company obligations, to the extent related to the Withdrawing Interest, as well as the Withdrawing Member's individual obligations, to the extent related to the Withdrawing Interest, other than income tax liabilities of the Withdrawing Member.

    9.7. Payment of Purchase Price. The purchase price for the Withdrawing Interest shall be paid as follows:

       9.7.1.Purchase Price. The purchase price for the Withdrawing Interest purchased pursuant to this Article IX shall be paid, at the option of the Purchaser, by cash or by the delivery of a promissory note (the "Note") and a cash down payment; provided, however, if the purchase price is $100,000 or less, the entire purchase price shall be paid in cash. The cash down payment shall equal at least twenty percent (20%) of the purchase price. The Note shall provide for equal quarterly installments of principal and accrued interest over a two (2) year term. The term shall begin on the Closing, and the Note shall bear interest at the minimum applicable rate allowed at the time under the imputed interest rules of the IRC. The Note may be prepaid in whole or in part at any time without penalty.

       9.7.2.Security Interest. If part of the purchase price is paid by delivery of the Note, then, as security for payments due under the terms of the Note, the Purchaser shall grant to the Withdrawing Member a security interest in the Withdrawing Interest by executing a pledge and escrow agreement and whatever additional documents may be necessary to perfect the security interest of the Withdrawing Member. The security documents shall provide that the Purchaser shall deposit the Withdrawing Interest with an escrow agent and that if the Purchaser defaults under the terms of the Note or the security documents, the Withdrawing Member shall have the right to receive possession of the Withdrawing Interest and to exercise all other rights of a secured party under the North Carolina Uniform Commercial Code.

    9.8. Effect on Withdrawing Member's Interest. From the date of the occurrence of the Buy-Sell Event and thereafter, (i) the Withdrawing Member shall have only the rights of a transferee of a Membership Interest set forth in Section 8.3; (ii) the Withdrawing Member shall not be considered a Member for any purpose under this Agreement; (iii) the Percentage Interest represented by the Withdrawing Interest, if any, will be excluded from any calculation of aggregate Percentage Interests for purposes of any approval required of Members under this Agreement; (iv) the Withdrawing Member shall take no action in its capacity as Manager; and (v) if the Withdrawing Member is TMS, Section 7.3.5 shall apply. If the Withdrawing Interest is purchased pursuant to the Purchase Option, after Closing, the Purchaser, if not the Purchasing Member, shall have only those rights specified in Section 8.3 with respect to the Withdrawing Interest, and shall be admitted as a Member with respect to the Withdrawing Interest only upon full compliance with Section 8.2.6.

    9.9. Failure to Exercise Purchase Option. Notwith standing anything to the contrary in this Agreement, the Withdrawing Member shall not be obligated to sell the Withdrawing Interest pursuant to this Article IX unless the Company, the Members or a combination of any of them exercise the Purchase Option with respect to the entire Withdrawing Interest. If the Purchase Option is not exercised with respect to the entire Withdrawing Interest by the Company and/or Members within forty-five (45) days after the Notice Date, then, by giving written notice to the Company and all of the Members within sixty (60) days after the Notice Date, the Withdrawing Member may decline to sell the Withdrawing Interest to the Purchaser. In such event, the Purchase Option shall be deemed terminated with respect to the Buy-Sell Event that triggered the Purchase Option. However, the Withdrawing Interest shall continue to be subject to all of the restrictions on Transfer and other terms of this Agreement, except with respect to the Buy-Sell Event that triggered the terminated Purchase Option, and the Person owning the Withdrawing Interest shall have only those rights specified in Section 8.3 with respect to the Withdrawing Interest, and shall be admitted (or re-admitted) as a Member with respect to the Withdrawing Interest only upon full compliance with Section 8.2.6.

    9.10. 18-304 of the Act. Nothing in this Article IX shall effect the provisions of 18-304 of the Act, which shall remain in full force and effect notwithstanding the exercise or failure to exercise a Purchase Option.

    9.11. Rights Remain with Company. In the event of a Buy-Sell Event by a Member or a Member ceases to be a Member pursuant to 18-304 of the Act, (i) the obligations or rights of the Company and Members under the MI VSC License Agreement, the TMS VSC License Agreement, the LLC DMR License Agreement and the Escrow Agreement shall remain in full force and effect, and (ii) all licenses and grants made by the Withdrawing Member to the Company shall remain in full force and effect. In the event of a Buy-Sell Event by TMS, the terms of Section 7.3.5 shall apply.


                           ARTICLE X
           DISSOLUTION AND LIQUIDATION OF THE COMPANY

    10.1. Dissolution Events. The Company will be dissolved upon the happening of any of the following events:

       (a) All or substantially all of the assets of the Company are sold, exchanged, or otherwise transferred (unless the Members have elected to continue the business of the Company);

       (b) All Members sign a document stating their election to dissolve the Company;

       (c) The entry of a final judgment, order, or decree of a court of competent jurisdiction adjudicating the Company to be bankrupt and the expiration without appeal of the period, if any, allowed by applicable law in which to appeal;

       (d) The expiration of the term of the Company (as set forth in Section 1.6); or

       (e) The entry of a decree of judicial dissolution or the issuance of a certificate for administrative dissolution under the Act.

    10.2. Continuation. Upon the occurrence of any of the events described in Section 10.1(e) above with respect to any of the Members, the business of the Company will be continued if within ninety (90) calendar days a Majority in Interest of the remaining Members elect to continue the business of the Company. If the Members fail to continue the Company's business as provided in this Section, the Company will be liquidated under
Section 10.3.

    10.3. Liquidation. Upon the happening of any of the events specified in Section 10.1 and, if applicable, the failure to continue the business of the Company under Section 10.2, the Members, or any liquidating trustee elected by a Majority in Interest of the Members, will commence as promptly as practicable to wind up the Company's affairs unless the Members or the liquidating trustee (either, the "Liquidator") determines that an immediate liquidation of Company assets would cause undue loss to the Company, in which event the liquidation may be deferred for a time determined by the Liquidator to be appropriate. Assets of the Company may be liquidated or distributed in kind, as the Liquidator determines to be appropriate. The Members will continue to share Company Cash Flow, Profits, and Losses during the period of liquidation in the manner set forth in Article VI. The proceeds from liquidation of the Company, including repayment of any debts of Members to the Company, and any Company assets that are not sold in connection with the liquidation will be applied in the following order of priority:

       (a) To payment of the debts and satisfaction of the other obligations of the Company, including without limitation debts and obligations to Members;

       (b) To the establishment of any reserves deemed appropri ate by the Liquidator for any liabilities or obligations of the Company, which reserves will be held for the purpose of paying liabilities or obligations and, at the expiration of a period the Liquidator deems appropriate, will be distribut ed in the manner provided in Section 10.3(c); and

       (c) To the payment to the Members of the positive bal ances in their respective capital accounts, pro rata, in proportion to the positive balances in those capital accounts after giving effect to all allocations and distri butions under Article VI for all prior periods, including the period during which the process of liquidation occurs.

    10.4. Articles of Dissolution. Upon the dissolution and commencement of the winding up of the Company, the Members shall cause Articles of Dissolution to be executed on behalf of the Company and filed with the Secretary of State, and the Members shall execute, acknowledge, and file any and all other instruments necessary or appropriate to reflect the dissolution of the Company.

    10.5. Effect of Liquidation. Notwithstanding Section 6.4.1, Section 10.1 or Section 10.3, in the event of a dissolution or liquidation of the Company, (i) each Member shall own an undivided interest in the VSC Technology, Product Marks, Program Technology and all Company Patent Rights, subject to the rights of MI under the MI DMR License Agreement and the MI VSC License Agreement and TMS under the TMS VSC License Agreement, with no obligation to account to or pay royalties or other funds to the other Member or to account to or pay the other Member for future exploitation or use of the VSC Technology and any derivative works, (ii) each Member shall grant to the other Member a perpetual, paid-up, non-exclusive license to whatever licenses are necessary to implement the VSC Technology, including, but not limited to, those licenses under Section 7.1.1, and (iii) each Member shall own an undivided interest in the licenses granted to the Company under Section 7.1.1 with no obligation to account to or pay royalties or other funds to the other Member, (iv) each Member shall be entitled to reverse assemble and decompile the VSC Technology and shall be entitled to modify the VSC Technology and make derivative works therefrom, and (v) each Member shall own an undivided interest in, and be a joint owner of, the Product Marks and shall thereafter be free to use and exploit the Product Marks on and in connection with the VSC Technology and the VSC Products without obligation to the other Member except that (aa) each Member shall adopt and thereafter use one or more distinctive additional words in conjunction with each Product Mark so as to distinguish the Product Mark as used by such Member from the equivalent Product Mark as used by the other Member in order to avoid confusion amongst members of the public; and (bb) each Member agrees that the goods and services it thereafter provides under the Product Marks shall on the whole be of workmanlike quality that is generally considered acceptable in the Education Market or, in the alternative, shall not be significantly lower in quality than the products and services provided under the Product Marks before dissolution or liquidation of the Company. Each Member shall be entitled to register its distinctive variations of the Product Marks in its individual name, and the other Member shall not oppose any such application for registration and shall cooperate by signing truthful affidavits in support of such application if requested to do so.

                           ARTICLE XI
                           COVENANTS

    11.1. Covenants. For and in consideration of the issuance of the Membership Interest by the Company to the Members, all of the matters contained in this Operating Agreement, and the information each Member will obtain as a Member of the Company, each Member acknowledges and agrees to comply with the terms of this Article XI. Each Member recognizes and agrees that it would be detrimental to its investment in the Company for another Member to compete with the Company, either during or after a Member's ownership of its Membership Interest. Therefore, for and in consideration of the mutual covenants contained herein and all the matters in this Agreement, the Members agree to the provisions of this Article XI. Each Member recognizes and agrees that the restrictions and covenants contained in this Article XI are reasonable and necessary for the protection of the legitimate business interests and good will of the Company, and each Member acknowledges that the mutual covenants and restrictions contained in this Article XI are full and adequate consideration for the covenants and restrictions binding that Member.

    11.2.   Acknowledgment.  Each Member acknowledges that the
Company develops and licenses the VSC Technology, and that a Member's status as a Member will give the Member access to client names, file information and work, and the agreements and covenants in this Article XI are essential to protect the business and good will of the Company.

    11.3. Competing Business. During the time a Member owns a Membership Interest of the Company, a Member will not, directly or indirectly, compete with the Company in the Territory in the sale or license of VSC Technology to third parties; provided MI shall be entitled to create, develop, license, sell, utilize and otherwise exploit other Technology or systems to accomplish the same or similar purpose as the VSC Technology, including, but not limited to, online testing and other scoring systems (the "MI Rights"). This Section 11.3 shall not prohibit permitted activities under the MI DMR License Agreement, the MI VSC License Agreement or the TMS VSC License Agreement.

    11.4. Extended Restrictions. A Member who ceases to be a Member for any reason other than liquidation or dissolution of the Company shall comply with the restrictions set forth in
Section 11.3 in the Territory for a period of twenty-four (24) months after the closing of the transfer of the Member's Membership Interest in accordance with the provisions of this Agreement.

    11.5.      Ownership of Information.   Except as otherwise
provided in this Agreement, all memoranda, notes, lists, records and other documents or papers (and all copies thereof), including such items stored in computer memory, microfiche, or by any other means, made or compiled by or on behalf of Member or made available to a Member relating to the Company are and shall be the Company's property and shall be delivered to the Company promptly upon the termination of a Member's status as a Member of the Company or at any other time upon request by the Company.

    11.6.   Validity.  The provisions and clauses of this
Article XI are separate and independent covenants and the invalidity or unenforceability of any one or more of the provisions or clauses hereof shall not affect the validity or enforceability of the remaining provisions or clauses. If the court determines that any other covenants or any part thereof is unenforceable because of the duration or geographic scope, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and in its reduced form such provision shall then be enforceable.

    11.7. Tolling. The Term shall be tolled during any period of violation by a Member and/or any period of litigation required to enforce the Member's obligations under this Article
XI.


                          ARTICLE XII
                         MISCELLANEOUS

    12.1. Master Agreement. Unless specifically provided otherwise herein, the Master Agreement shall govern this Agreement to the extent provided therein.

    12.2. Records. The records of the Company will be maintained at the Company's principal place of business or at any other place the Members select, provided the Company keeps at its principal place of business the records required by the Act to be maintained there. Appropriate records in reasonable detail will be maintained to reflect income tax information for the Members. Each Member, at its expense, may inspect and make copies of the records maintained by the Company and may require an audit of the books of account maintained by the Company to be conducted by the independent accountants for the Company.

    12.3. Reserves. The Members may cause the Company to create reasonable reserve accounts to be used exclusively to fund
Company operating deficits and for any other valid Company purpose. The Members shall in their sole discretion determine the amount of payments to such reserve accounts.

    12.4. Amendments. No amendment to this Agreement or to the Certificate of Formation will be valid or binding upon the Members or the Company, nor will any waiver of any term of this Agreement be effective, unless in writing and signed by each Member.

    12.5. Additional Documents. Each party hereto agrees to execute and acknowledge all documents and writings which the Members may deem necessary or expedient in the creation of the Company and the achievement of its purposes, including but not limited to, the Certificate of Formation and any amendments or cancellation thereof.

    12.6. Representations of Members. Each Member represents and warrants to the Company and every other Member that it:

    (i) is fully aware of, and is capable of bearing, the risks relating to an investment in the Company;

    (ii) understands that its interest in the Company has not been registered under the Securities Act or the securities law of any jurisdiction in reliance upon exemptions contained in those laws;

    (iii) has acquired its interest in the Company for its own account, with the intention of holding the interest for investment and without any intention of participating directly or indirectly in any redistribution or resale of any portion of the interest in violation of the Securities Act or any applicable law;

   (iv) it has the requisite capacity, power and authority to enter into this Agreement and to carry out its obligations hereunder;

   (v) this Agreement has been duly and validly executed and delivered by it and constitutes a valid and binding Agreement of it enforceable in accordance with its terms; and

   (vi) this Agreement has been approved by its Board of Directors and it has all other requisite corporate power and authority to enter into this Agreement and to carry out the transactions and obligations contemplated hereby.

    12.7. Survival of Rights. Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

    12.8. Interpretation and Governing Law. When the context in which words are used in this Agreement indicates that such is the intent, words in the singular number shall include the plural and vice versa. The masculine gender shall include the feminine and neuter. The Article and Section headings or titles shall not define, limit, extend, or interpret the scope of this Agreement or any particular Article or Section.

    12.9. Severability. If any provision, sentence, phrase, or word of this Agreement or the application thereof to any person or circumstance shall be held invalid, the remainder of this Agreement, or the application of such provision, sentence, phrase, or word to persons or circumstances, other than those as to which it is held invalid, shall not be affected there by.

    12.10. Agreement in Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. In addition, this Agreement may contain more than one counterpart of the signature pages and this Agreement may be executed by the affixing of the signatures of each of the Members to one of such counterpart signature pages; all of such signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

    12.11. Tax Matters Manager. For purposes of this Agree ment, the Members may designate one Member as the Tax Matters
Manager.

    12.12. No Third Party Beneficiaries. This Agreement is made and entered into for the sole protection and benefit of the parties hereto, and no other Person, including, but not limited to, any creditor of the Company or of any Member, shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Agreement. No creditor of the Company or of any Member will be entitled to require the Members to solicit or accept any loan or additional capital contribution for the Company or to enforce any right which the Company or any Member may have against a Member, whether arising under this Agreement or otherwise.

    12.13. Additional Members. Additional Members may be admitted to the Company only with the unanimous consent of the Members.

    [SIGNATURE PAGE FOLLOWS]
    IN WITNESS WHEREOF, the undersigned, being all of the Members of the Company, have caused this Agreement to be duly adopted by the Company and do hereby assume and agree to be bound by and to perform all of the terms and provisions set forth in this Agreement.

             COMPANY:
             VSC TECHNOLOGIES, LLC
             BY:      MEASUREMENT INCORPORATED, Member/Manager
             BY:      /s/ Henry H. Scherich
                      ------------------------------
             Title         President

             BY:      TMS, INC., Member/Manager
             BY:      /s/ Deborah L. Klarfeld
                      ------------------------------
             Title         President

             MEMBERS:
                      MEASUREMENT INCORPORATED
             BY:      /s/ Henry H. Scherich
                      ------------------------------
             Title        President

                      TMS, INC.
             BY:      /s/ Deborah L. Klarfeld
                      ------------------------------
             Title        President